UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2012, the Board of Directors of Panera Bread Company (the “Company”) appointed Thomas Patrick Kelly, age 54, as the Company's interim Chief Financial Officer, effective April 9, 2012, for an initial term of up to six months, which term may be extended on a monthly basis thereafter. Mr. Kelly will serve as the Company's principal financial officer. In connection with his temporary employment while the Company continues its search for a permanent Chief Financial Officer, Mr. Kelly will receive a bi-weekly salary of $23,077. The Company may terminate Mr. Kelly's employment upon thirty (30) days notice and Mr. Kelly shall not receive any other benefits from the Company, including an annual bonus under the Company's Incentive Bonus Program or awards under the Company's 2005 Long Term Incentive Plan, a sub-plan under the Company 2006 Stock Incentive Plan. Mr. Kelly will report to William W. Moreton, the Company's President and Co-Chief Executive Officer.
From January 2011 to August 2011, Mr. Kelly served as interim Chief Financial Officer for Hawker Beechcraft Corporation, a global manufacturer of business, special-mission and trainer aircraft. In addition, from January 2010 to April 2010, Mr. Kelly served as interim Chief Executive Officer for Express Jet Airlines, a regional airline, and from July 2006 to July 2009, he served as Chief Financial Officer of Vignette Corporation. Mr. Kelly was also the Director of Global Facility Planning of Dell from January 2005 to June 2006, Chief Financial Officer of Trilogy Software from 1998 to 2004, Chief Financial Officer of Sabre Holdings from 1995 to 1998 and was the Vice President, Financial Planning and Analysis of American Airlines from 1993 to 1995.
A copy of the press release of the Company announcing Mr. Kelly's appointment as interim Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated April 10, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	April 10, 2012	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release, dated April 10, 2012

Exhibit 99.1
PRESS RELEASE